Exhibit 2.2

ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of the 31st day of May, 2024 (the “Effective Date”), among XPR Media LLC (“Buyer”) and Frankly Media LLC (“Seller”).

BA C K G R O U N D

Whereas, Seller provides press release and content distribution services (the “Services”) on behalf of third-party press release and content distribution entities (the “Customers”), pursuant to written agreements (the “Customer Agreements”) for distribution of Customer releases on third-party publisher websites and applications for which the Seller has rights to distribute and publish releases and similar content (the “Publisher Sites”) pursuant to written agreements (the “Publisher Agreements”)1. The Customers and Customer Agreements are listed on the annexed Schedule A. The Publisher Agreements are identified on Schedule B. The Publisher Sites are identified on Schedule C hereto; and

Whereas, Buyer desires to acquire the Customer Agreements on the terms set forth herein, and Buyer acknowledges that pursuant to a separate agreement with UNIV, Ltd. (“UNIV”), Seller is transferring the streaming Publisher Agreements and SaS platform technology to UNIV and that Buyer will be solely responsible for negotiating an agreement with UNIV to use UNIV’s continued distribution to the Publisher Sites of content received under the Customer Agreements and any fees charged by UNIV for such service.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Sale Agreement. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase, and the Seller agrees to sell all rights to or granted by the Customer Agreements, and (non-streaming) Publisher Agreements, and further agrees to assign the Customer Agreements and (non-streaming) Publisher Agreements to Buyer, (“Purchased Assets”). Ownership of Seller’s interest in the Purchase Assets will be transferred to the Buyer on the Effective Date free and clear of all liens, claims and encumbrances, except that pursuant to the security agreement between Buyer and Seller dated May 31, 2024, Buyer shall grant Seller a security interest in the Purchased Assets to ensure payment of the Purchase Consideration herein. The Customer Agreements are listed in Part 1 of Schedule A; the applicable Publishers Agreements and Publisher Sites are listed in Part 2 of Schedule A.

2. Payments. (a) Purchase Consideration - The total Purchase Consideration to be paid by the Buyer to the Seller for the purchase of the Customer Agreements is Seven Hundred Thousand United States Dollars (US$700,000), which will be paid by Buyer via wire transfer as specified in the Secured Promissory Note of between Buyer and Seller dated as of the date hereof (the “Note).

(b) Customer Payments – Seller will be entitled to retain all payments received or to be received under Customer Agreements solely to the extent that the payment of consideration for the services rendered for the period prior to the Effective Date. Buyer will be entitled to receive and retain all payments made on account of services provided for all periods following the Effective Date. Seller will be entitled to collect all payments due under Customer Agreements for the month in which the Effective Date occurs and will pay to Buyer the pro-rated share of such monthly payments received by Seller. Commencing with the calendar month following the Effective Date, Buyer will invoice Customers for amounts due for that month or any subsequent month. To the extent that a party receives payment from a Customer with respect to a period for which the other party has the right hereunder to retain such payment, the receiving party will within ten (10) days following receipt of such payment remit the full amount of such payment to the other party. Seller will report any and all prepayments received, Buyer will report payments or the part thereof made for the time period prior to the Effective date. The Parties shall cooperate to achieve a true up and determine the resulting credit to be paid, at least once per month.

1 The endpoints for press releases distributed by Seller are (a) 50 platform websites hosted by Seller, the agreements for which will be transferred to UNIV, Ltd., (the streaming Publisher Agreements) (b) 31 websites hosted by SoCast (for which Seller does not have written distribution agreements), and (c) 18 third-party publisher websites pursuant to Seller’s agreement with PRConnect. ((b) and (c) are collectively referred to as the non-streaming Publisher Agreements).

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3. Representations and Warranties of Seller. Seller represents and warrants to the Buyer that as of the Effective Date:

3.1 Seller is the owner of the Customer Agreements and shall assign and transfer to Buyer complete and exclusive right, title, and interest in and to the Customer Agreements.

3.2. Seller’s interest in the Customer Agreements is free and clear of all third-party liens.

3.3. To the best of Seller’s knowledge, the releases previously or currently distributed under the Customer Agreements do not infringe the rights of any third party.

3.4. There are no pending, or to Seller’s knowledge, threatened, third-party claims regarding any of the Customer Agreements.

3.5 In the twelve-month period prior to the date hereof, except as set forth in Section 3.5 of Schedule B, Seller has not received any notices of default, or exercise of any contractual or legal termination, notice of non-renewal, under any Customer Agreement, to Seller’s knowledge, there are no uncured defaults on the part of Seller under any Customer Agreement. Section 3.5 of Schedule B, lists the Customer Agreements of which Seller is aware of any default thereunder by the Customer.

3.6. Validity. The Seller has adequate power, authority and legal right to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is legal, valid and binding with respect to the Seller and is enforceable in accordance with its terms. Seller will defend any challenge to these rights and will indemnify and defend any claim made against Buyer for any challenge to this exercise of power.

4. Representations and Warranties of Buyer.

4.1 Buyer has adequate power, authority and legal right to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is legal, valid and binding with respect to Buyer and is enforceable in accordance with its terms.

4.2 Buyer is not subject to, and will not become subject to, any liens, security interests or encumbrances that will prevent Seller from having, under the Security Agreement, a first-priority security interest in the Customer Agreements following the Effective Date.

5. The Closing. The consummation of Buyer’s purchase of the Customer Agreements will occur on the Effective Date, and on that date, the Seller’s interest in the Customer Agreements will automatically be transferred to Buyer, without further action of the parties. To the extent that Buyer may reasonably require a separate bill of sale, assignment or other documentation from Seller in order to vest ownership of the Customer Agreements in Buyer, Seller will, at Buyer’s sole expense, provide duly executed copies of such documentation to Buyer within five (5) business days of receipt from Buyer of such request or draft documents, and in the event that Seller fails to deliver or execute any such requested documents, Seller hereby irrevocably appoints Buyer’s representative named in section 8.1 herein as may be changed from time to time as Seller’s attorney-in-fact to execute such documents and such appointment shall be deemed to be coupled with an interest.

6. Indemnification. The parties agree to indemnify each other as follows:

6.1. Seller’s Indemnification. The Seller agrees to defend, indemnify, and hold harmless the Buyer and the Buyer’s officers, managers agents, employees and members (collectively, the “Buyer Indemnified Parties”) from any loss, liability, or expense that any of the Buyer Indemnified Parties may incur which results from or arises out of any third party claim caused by reason of: (a) any breach or default in any representation or warranty of the Seller set forth in this Agreement, (b) breach failure or default in the performance by the Seller of any covenant or obligation set forth in this Agreement; and (b) Seller’s provision of the Services prior to the Effective Date.

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6.2. Buyer’s Indemnification. The Buyer agrees to defend, indemnify and hold harmless the Seller and the Seller’s officers, managers, employees, agents and members (collectively, the “Seller Indemnified Parties”) from any loss, liability, or expense that the Seller Indemnified Parties may incur which results from or arises out of any third party claim caused by reason of: (a) any breach or default in any representation or warranty of the Buyer set forth in this Agreement or in the performance by the Buyer of any covenant or obligation set forth in this Agreement; and (b) Buyer’s provision of the Services after the Effective Date.

6.3. Limitation on Indemnification Obligations. The parties’ indemnification obligations pursuant to the provisions of paragraph 7 are subject to the following limitations:

6.3.1. Survival of Representations and Warranties. No party can recover under paragraphs 6.1 or 6.2 unless a claim has been asserted by written notice, delivered to the other party within thirty eight(38) months following the Effective Date.

6.3.2. Indemnification Cap. No party can recover under paragraphs 6.1 or 6.2 an aggregate amount in excess of the Purchase Price.

7. Termination. If a party fails to perform any obligation contained in this Agreement, the other party may terminate this agreement if such default is not cured by the breaching party withing ten (10) days following written receipt of such notice.

8. Miscellaneous. It is further agreed as follows:

8.1. Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given and received when delivered personally or by email (receipt confirmed) to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other parties:

If to Buyer:

Scott Alan Orth Attorney LAW OFFICES OF SCOTT ALAN ORTH PA 3860 Sheridan St | Ste A | Hollywood, FL 33021 305.757.3300 | 305.757.0071 F scott@orthlawoffice.com_

To the Seller:

Frankly Media LLC 2010 Powers Ferry Road SE, Suite 450 Atlanta, GA 30339 Attn: Lou Schwartz, Lou@EngineMediaInc.com

8.2. Representations and Warranties. The respective representations and warranties of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing Date will not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation and warranty will survive the Closing Date and will not be terminated or extinguished for a period of thirty-six months after the Closing Date.

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8.3. Cooperation. Prior to and at all times following the termination of this Agreement the parties agree to execute and deliver, or cause to be executed and delivered, such documents and do, or cause to be done, such other acts and things as might reasonably be requested by any party to this Agreement to assure that the benefits of this Agreement are realized by the parties.

8.4. Headings. The paragraph headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

8.5. Entire Agreement. This Agreement and any document executed in connection herewith on or after the date of this Agreement (the “Other Documents”) constitute the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, warranties or representations except as set forth herein or in the Other Documents.

8.6 Assignment. It is agreed that the parties may not assign such party’s rights nor delegate such party’s duties under this Agreement without the express written consent of the other parties to this Agreement.

8.7. Amendment. Neither this Agreement, nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

8.8. Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provisions as is possible and to be legal, valid and enforceable.

8.9. Governing Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida, regardless of any applicable principles of conflicts of law.

8.10. Attorney Fees. If any party institutes an action or proceeding against any other party relating to the provisions of this Agreement, the party to such action or proceeding which does not prevail will reimburse the prevailing party therein for the reasonable expenses of attorneys’ fees and disbursements incurred by the prevailing party.

8.11. Waiver. Waiver of performance of any obligation or term contained in this Agreement by any party, or waiver by one party of the other’s default hereunder will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.

8.12. Counterpart Execution. This Agreement may be executed in counterparts, including by telefacsimile, each of which will be deemed an original document but all of which will constitute a single document.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties effective the date first above written.

XPR MEDIA LTD		FRANKLY MEDIA LLC

By:		By:
Name:	Pablo Goldstein	Name:
Title:	President	Title:

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Schedule A

PART 1: Customer Agreements

4 Media Group, Inc.

Distribution Agreement (4-11-17)

Amendment (10-16-17)

7Newswire LLC

Distribution Agreement (7-15-20)

Amendment (2-1-21)

Amendment (1-11-24)

AB Digital Inc.

Distribution Agreement (4-1-18)

Amendment (9-1-23)

Absolute Reports Pvt. Ltd.

Distribution Agreement (3-8-17)

Amendment (1-1-19)

Amendment (8-1-20)

Amendment (1-1-21)

Amendment (4-7-21)

Amendment (3-1-23)

AccessWire (Issuer Direct Corporation)

Distribution Agreement (9-16-20)

Brand Equation

Distribution Agreement (7-1-18)

Amendment (9-18-18)

Amendment (3-1-22)

Amendment (2-2-24)

Business Newswire

Distribution Agreement (10-5-23)

Condesa Inc. (d/b/a PRLeap)

Distribution Agreement (7-1-18)

Amendment (3-12-19)

Amendment (1-4-21)

Consultancy Media, Inc.

Distribution Agreement (1-6-08)

Dragstrip Designs Marketing Inc.

License Agreement (4-1-14)

Amendment (3-26-18)

EIN Newswire (Internet Product Development Group, Inc.)

License Agreement (1-1-17)

Elphill Technology Pvt. Ltd.

Distribution Agreement (4-1-19)

Amendment (1-1-21)

6

First Line Creative, LLC

Distribution Agreement (7-16-18)

iCrowd Newswire, LLC

Distribution Agreement (4-13-18)

Just Haves LLC

Distribution Agreement (3-1-21)

King Newswire

Distribution Agreement (7-20-23)

Lattice Publishing LLC

Distribution Agreement (6-15-18)

News Direct Corp.

Distribution Agreement (5-28-20)

Amendment (6-1-23)

Next Net Media LLC

Distribution Agreement (10-1-18)

Now Strategies LLC

Distribution Agreement (10-15-19)

Plentisoft Sdn Bhd

License Agreement (7-16-13)

Amendment (10-15-18)

Amendment (4-1-20)

Amendment (12-3-20)

Amendment (6-1-21)

PR Connect Inc.

Distribution Agreement (7-7-23)

PR Newswire Association LLC

License Agreement (1-1-07)

Amendment (1-1-18)

Amendment (1-1-21)

PRUnderground.com (Madison Square Ventures LLC)

Distribution Agreement (1-30-17)

Amendment (12-6-17)

Press Advantage (Velluto VIP LLC)

Distribution Agreement (1-1-20)

Amendment (1-27-21)

PRZen

Distribution Agreement (12-30-16)

Amendment (10-9-18)

Amendment (1-27-21)

Stacker Media LLC

License Agreement (7-1-19)

Amendment (10-1-20)

7

Submit Press Release 123 (Oxygen Marketing LLC)

Distribution Agreement (7-7-17)

Amendment (12-1-18)

Distribution Agreement (Kiss PR) (7-16-20)

Amendment (Kiss PR) (12-13-22)

Amendment (Kiss PR) (3-18-24)

Web 20 Ranker LLC

Distribution Agreement (7-1-19)

West LLC (Nasdaq)

Content License Agreement (12-15-16)

Amendment (3-2-21)

Amendment (7-6-22)

Worldnewswire

Distribution Agreement (4-1-23)

Amendment (12-5-23)

WPR2, Inc.

Distribution Agreement (10-1-19)

Part 2: Publisher Agreements and Publisher Sites:

Streaming Publisher Sites – denoted by “Producer” in right column, plus the Beyond TV site

SoCast Sites – denoted by “WordPress” in right column, except the Beyond TV site

Independent (PRConnect) Sites – denoted by “DNS” in right column

AugustaNN	Independent	https://augusta.newsnetmedia.com/lifestyle-landing				Producer
AustinNN	Independent	https://austin.newsnetmedia.com/lifestyle-landing				Producer
Beacon Senior News	Lifestyle - Connect	https://lifestyle.beaconseniornews.com/	Colorado Springs	CO	In Progress	DNS
BeyondTV	APP	https://beyond.tv/lifestyle-landing				WordPress
BoiseNN	Independent	http://boise.newsnetmedia.com/lifestyle-landing	Boise	ID		Producer
Bryan County Magazine	Lifestyle - Connect	https://lifestyle.bryancountymagazine.com/				DNS
BuffaloNN	Independent	http://buffalo.newsnetmedia.com/lifestyle-landing	Buffalo	NY		Producer
Central NCN	Independent	https://central.newschannelnebraska.com/lifestyle-landing	Central Region (Tri-Cities)	NE		Producer
Chattahoochee Valley Living	Lifestyle - Connect	https://lifestyle.chattahoocheevalleyliving.com/				DNS
ColumbiaNN	Independent	https://columbia.newsnetmedia.com/lifestyle-landing	Columbia	MO		Producer
ColumbusNN	Independent	https://columbus.newsnetmedia.com/lifestyle-landing				Producer
DetroitNN	Independent	https://detroit.newsnetmedia.com/lifestyle-landing	Detroit	MI		Producer

8

East Hanover Florham Park Life	Lifestyle - Connect	https://lifestyle.easthanoverflorhamparklife.com/lifestyle-landing	New Jersey			DNS
Effingham Magazine	Lifestyle - Connect	https://lifestyle.effinghammagazine.com/lifestyle-landing	Effingham County	GA		DNS
Elk Grove Citizen	Lifestyle - Connect	https://lifestyle.egcitizen.com/				DNS
Fredericksburg Parent & Family	Lifestyle - Connect	https://lifestyle.fredericksburgparent.net/	Fredericksburg	VA	In Progress	DNS
FresnoNN	Independent	http://fresno.newsnetmedia.com/lifestyle-landing	Fresno	CA		Producer
Greenville & Hockessin Life	Lifestyle - Connect	https://lifestyle.ghlifemagazine.com/	Northern Delaware		In Progress	DNS
Hendersonville Magazine	Lifestyle - Connect	https://lifestyle.hendersonvillemagazine.com/				DNS
JacksonvilleNN	Independent	https://jacksonville.newsnetmedia.com/lifestyle-landing				Producer
KAKE	ABC	https://www.kake.com/lifestyle-landing	Wichita	KS		Producer
KBEW-FM	FM - Riverfront	https://lifestyle.kbew98country.com/lifestyle-landing				WordPress
KCCR-AM	AM - Riverfront	https://lifestyle.kccrradio.com/lifestyle-landing				WordPress
KCCR-FM	FM - Riverfront	https://lifestyle.capitalcityrock.com/lifestyle-landing				WordPress
KDAM-FM	FM - Riverfront	https://lifestyle.current943.com/lifestyle-landing				WordPress
KDAM-IP	FM - Riverfront	https://lifestyle.thedam.fm/lifestyle-landing				WordPress
KFOL	Independent	https://www.htv10.tv/lifestyle-landing	Houma	LA		Producer
KKYA - FM	FM - Riverfront	https://lifestyle.hotcountry931.com/lifestyle-landing				WordPress
KLXS-FM	FM - Riverfront	https://lifestyle.pierrecountry.com/lifestyle-landing				WordPress
KMLK	FM - Noalmark Brodcasting Corp.	https://lifestyle.mykmlk.com/lifestyle-landing	El Dorado	AR		WordPress
KOTA-AM	AM - Riverfront	https://lifestyle.kotaradio.com/lifestyle-landing				WordPress
KQRQ-FM	FM - Riverfront	https://lifestyle.q923radio.com/lifestyle-landing				WordPress
KTEN	NBC/ABC	https://www.kten.com/lifestyle-landing	Sherman-Ada	TX		Producer
KYNT	AM - Riverfront	https://lifestyle.kynt1450.com/lifestyle-landing				WordPress
KZLK-FM	FM - Riverfront	https://lifestyle.all80sz1063.com/lifestyle-landing				WordPress
KZZI-FM	FM - Riverfront	https://lifestyle.myeaglecountry.com/lifestyle-landing				WordPress
LasVegasNN	Independent	https://lasvegas.newsnetmedia.com/lifestyle-landing	Las Vegas	NV		Producer
LosAngelesNN	Independent	https://losangeles.newsnetmedia.com/lifestyle-landing	Los Angeles	CA		Producer
Metro NCN	Independent/FM	http://metro.newschannelnebraska.com/lifestyle-landing	Metro Region (lincon - Omaha)	NE		Producer
MiamiNN	Independent	https://miami.newsnetmedia.com/lifestyle-landing	Miami	FL		Producer
MichiganNN	Independent	https://michigan.yournewsnet.com/lifestyle-landing	Michigan			Producer
Middletown Life	Lifestyle - Connect	https://lifestyle.middletownlifemagazine.com/lifestyle-landing	Middletown	DA		DNS

9

MidPlains NCN	Independent	http://midplains.newschannelnebraska.com/lifestyle-landing	MidPlains Region (Ogallala)	NE	Producer
MinneapolisNN	Independent	http://minneapolis.newsnetmedia.com/lifestyle-landing	Minneapolis	MN	Producer
MontereyNN	Independent	https://monterey.newsnetmedia.com/lifestyle-landing	Monterey	CA	Producer
Myrtle BeachNN	Independent	https://monterey.newsnetmedia.com/lifestyle-landing	Mrytle Beach	SC	Producer
NashvilleNN	Independent	https://nashville.newsnetmedia.com/lifestyle-landing			Producer
Newark Life	Lifestyle - Connect	https://lifestyle.newarklifemagazine.com/lifestyle-landing	Newark	PA	DNS
NewsNetNational	Independent	https://www.yournewsnet.com/lifestyle-landing	National		Producer
NorfolkNN	Independent	https://norfolk.newsnetmedia.com/lifestyle-landing	Norfolk	VA	Producer
Northeast NCN	Independent	http://northeast.newschannelnebraska.com/lifestyle-landing	Northeast Region (Norfolk)	NE	Producer
OdessaNN	Independent	http://odessa.newsnetmedia.com/lifestyle-landing	Odessa	TX	Producer
Oregon Family Magazine	Lifestyle - Connect	https://lifestyle.oregonfamily.com/lifestyle-landing		OR	DNS
OrlandoNN	Independent	https://orlando.newsnetmedia.com/lifestyle-landing	Orlando	FL	Producer
Palmettonetwork		https://lifestyle.thepalmettonetwork.com/lifestyle-landing			WordPress
Panhandle NCN	Independent	http://panhandle.newschannelnebraska.com/lifestyle-landing	Panhandle Region (Sidney)	NE	Producer
PittsburghNN	Independent	https://pittsburgh.newsnetmedia.com/lifestyle-landing			Producer
PlatteValley NCN	Independent	http://plattevalley.newschannelnebraska.com/lifestyle-landing	PlatteValley Region (Columbus)	NE	Producer
Pooler Magazine	Lifestyle - Connect	https://lifestyle.poolermagazine.com/lifestyle-landing	Pooler	GA	DNS
Porch & Parish	Lifestyle - Connect	https://lifestyle.porchandparish.com/			DNS
PortlandNN	Independent	http://portland.newsnetmedia.com/lifestyle-landing	Portland	OR	Producer
QuincyNN	Independent	https://quincy.newsnetmedia.com/lifestyle-landing	Quincy	IL	Producer
River Country NCN	Independent	http://rivercountry.newschannelnebraska.com/lifestyle-landing	RiverCountry Region (Nebraska City)	NE	Producer
SacramentoNN	Independent	https://sacramento.newsnetmedia.com/lifestyle-landing	Sacramento	CA	Producer
Salt Lake CityNN	Independent	https://saltlakecity.newsnetmedia.com/lifestyle-landing			Producer
San AntonioNN	Independent	http://sanantonio.newsnetmedia.com/lifestyle-landing	San Antonio	TX	Producer
San Clemente Journal	Lifestyle - Connect	https://lifestyle.sanclementejournal.com/lifestyle-landing	San Clemente	CA	DNS
Sioux FallsNN	Independent	http://siouxfalls.newsnetmedia.com/lifestyle-landing	Sioux Falls	ND	Producer
Southeast NCN	Independent	http://southeast.newschannelnebraska.com/lifestyle-landing	Southeast Region (Fairbury)	NE	Producer

10

Southern Sports Today	Dickey Broadcasting (AM)	https://lifestyle.southernsportstoday.com/lifestyle-landing	Southern States		WordPress
Sports News Net	Independent	https://sports.newsnetmedia.com/lifestyle-landing			Producer
Style Magazine	Lifestyle - Connect	https://lifestyle.stylemg.com/			DNS
TampaNN	Independent	https://tampa.newsnetmedia.com/lifestyle-landing	Tampa	FL	Producer
The Hood Magazine	Lifestyle - Connect	https://lifestyle.thehoodmagazine.com/lifestyle-landing	Sioux Falls	SD	DNS
The Podcast Park	Dickey Broadcasting (AM)	https://lifestyle.thepodcastpark.com/lifestyle-landing	Atlanta	GA	WordPress
Todays Family Magazine	Lifestyle - Connect	https://lifestyle.todaysfamilymagazine.com/lifestyle-landing	Lake, Geauga and eastern Cuyahoga counties	OH	DNS
WacoNN	Independent	http://waco.newsnetmedia.com/lifestyle-landing	Waco	TX	Producer
WCAV	CBS	https://www.cbs19news.com/lifestyle-landing	Charlottesville	VA	Producer
WCNN-AM	Dickey Broadcasting (AM)	https://lifestyle.680thefan.com/lifestyle-landing	Atlanta	GA	WordPress
WDLZ	FM - Byrne Acquisition Group	https://lifestyle.earl983.com/lifestyle-landing	Murfreesboro	NC	WordPress
WENY	ABC	https://www.weny.com/lifestyle-landing	Elmira	NY	Producer
WestPalmBeachNN	Independent	https://westpalmbeach.newsnetmedia.com/lifestyle-landing	West Palm Beach	FL	Producer
WFOM-FM	Dickey Broadcasting (FM)	https://lifestyle.xtra1063.com/lifestyle-landing	Atlanta	GA	WordPress
WFXG	FOX	https://www.wfxg.com/lifestyle-landing	Augusta	GA	Producer
WHLF	Lakes Media (FM)	https://lifestyle.953hlf.com/lifestyle-landing	South Boston	VA	WordPress
WICU/WSEE	NBC/CBS/CW	http://www.erienewsnow.com/lifestyle-landing	Erie	PA	Producer
WICZ	FOX	https://www.wicz.com/lifestyle-landing	Vestal	NY	Producer
WKSK	Lakes Media (FM)	https://lifestyle.rewind1019.com/lifestyle-landing	South Hill	VA	WordPress
WLUS	Lakes Media (FM)	https://lifestyle.us983.com/lifestyle-landing	Clarksville	VA	WordPress
WMPW	Lakes Media (FM)	https://lifestyle.countrylegends1059.com/lifestyle-landing	Danville	VA	WordPress
WPTM	FM - Byrne Acquisition Group	https://lifestyle.maverick1023.com/lifestyle-landing	Weldon	NC	WordPress
WSHV	Lakes Media (FM)	https://lifestyle.967wshv.com/lifestyle-landing	South Hill	VA	WordPress
WSMY	AM - Byrne Acquisition Group	https://lifestyle.roanokenewstalk.com/lifestyle-landing	Weldon	NC	WordPress
WTRG	FM - Byrne Acquisition Group	https://lifestyle.magic979wtrg.com/lifestyle-landing	Gaston	NC	WordPress
WWDN	Lakes Media (FM)	https://lifestyle.1045thedan.com/lifestyle-landing	Danville	VA	WordPress
WWDW	FM - Byrne Acquisition Group	https://lifestyle.1077lakefm.com/lifestyle-landing	Weldon	NC	WordPress
WWZW	FM - First Media Radio	https://lifestyle.3wzfm.com/lifestyle-landing	Buena Vista/Lexington	VA	WordPress
WYTT	FM - Byrne Acquisition Group	https://lifestyle.995jamz.com/lifestyle-landing	Weldon	NC	WordPress

Total 99

Part 3: Publisher Sites (non-streaming): Included in the list above.

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Schedule B

Disclosures: Section 3.5: Defaults and Termination/Non-Renewals by Customers

Defaults: None

Terminations & Non-Renewals:

Name	Category	Status
1800PR/Traders Network Show	Press Release Agency	CUSTOMER-Lost Customer
Definition 6 / Michon Inc.	Press Release Agency	CUSTOMER-Lost Customer
Insurify	Press Release Agency	CUSTOMER-Lost Customer
Press Release Jet	Press Release Agency	CUSTOMER-Lost Customer
Vehement Media Pvt Ltd.	Press Release Agency	CUSTOMER-Lost Customer

Schedule C

Payment Terms

Total Payments will equal US$700,000. First Payment due $10,500.00 on Effective Date of Contract

11 Payments will begin 3 months after Effective Day of Contact of $12,500.00

Followed by 12 Payments of $20,000.00 and then Followed by 12 final paymemts of $26,000.00

12

Payment Schedule

1	May-24	$10,500.00
2	Sep-24	$12,500.00
3	Oct-24	$12,500.00
4	Nov-24	$12,500.00
5	Dec-24	$12,500.00
6	Jan-25	$12,500.00
7	Feb-25	$12,500.00
8	Mar-25	$12,500.00
9	Apr-25	$12,500.00
10	May-25	$12,500.00
11	Jun-25	$12,500.00
12	Jul-25	$12,500.00
13	Aug-25	$20,000.00
14	Sep-25	$20,000.00
15	Oct-25	$20,000.00
16	Nov-25	$20,000.00
17	Dec-25	$20,000.00
18	Jan-26	$20,000.00
19	Feb-26	$20,000.00
20	Mar-26	$20,000.00
21	Apr-26	$20,000.00
22	May-26	$20,000.00
23	Jun-26	$20,000.00
24	Jul-26	$20,000.00
25	Aug-26	$26,000.00
26	Sep-26	$26,000.00
27	Oct-26	$26,000.00
28	Nov-26	$26,000.00
29	Dec-26	$26,000.00
30	Jan-27	$26,000.00
31	Feb-27	$26,000.00
32	Mar-27	$26,000.00
33	Apr-27	$26,000.00
34	May-27	$26,000.00
35	Jun-27	$26,000.00
36	Jul-27	$26,000.00
		$700,000.00

13